                                                                    Exhibit 20.2


                    Chase Manhattan Auto Owner Trust 1996-C
                        Statement to Certificateholders
                                April 15, 1999



                                            DISTRIBUTION IN DOLLARS
            ORIGINAL           PRIOR                                              REALIZED DEFERRED              CURRENT
              FACE           PRINCIPAL                                                                          PRINCIPAL
  CLASS       VALUE           BALANCE        INTEREST       PRINCIPAL         TOTAL        LOSSES  INTEREST      BALANCE
------------------------------------------------------------------------------------------------------------------------------------
   A1    225,000,000.00             0.00          0.00            0.00            0.00       0.00    0.00              0.00
   A2    239,000,000.00             0.00          0.00            0.00            0.00       0.00    0.00              0.00
   A3    324,000,000.00   145,690,083.70    722,380.00   19,373,126.41   20,095,506.41       0.00    0.00    126,316,957.29
   A4    178,000,000.00   178,000,000.00    912,250.00            0.00      912,250.00       0.00    0.00    178,000,000.00
   B1     30,938,845.63    17,588,373.60     91,606.11      619,780.10      711,386.21       0.00    0.00     16,968,593.50
------------------------------------------------------------------------------------------------------------------------------------
 TOTALS  996,938,845.63   341,278,457.30  1,726,236.11   19,992,906.51   21,719,142.62       0.00    0.00    321,285,550.79



                                                                                              PASS-THROUGH
               FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                     RATES
              PRIOR                                                     CURRENT                 CURRENT
            PRINCIPAL                                                  PRINCIPAL            CLASS  PASS-THRU
 CLASS       FACTOR        INTEREST       PRINCIPAL      TOTAL           FACTOR                      RATE
------------------------------------------------------------------------------------------------------------
   A1        0.0000000     0.000000      0.000000       0.000000         0.0000000           A1    5.489000%
   A2        0.0000000     0.000000      0.000000       0.000000         0.0000000           A2    5.750000%
   A3      449.6607522     2.229568     59.793600      62.023168       389.8671521           A3    5.950000%
   A4    1,000.0000000     5.125000      0.000000       5.125000     1,000.0000000           A4    6.150000%
   B1      568.4883596     2.960877     20.032425      22.993302       548.4559347           B1    6.250000%
------------------------------------------------------------------------------------------------------------
 TOTALS    342.3263712     1.731537     20.054296      21.785832       322.2720754

           IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

                                 Kimberly Costa
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-3247
                        Email: kimberly.k.costa@chase.com

 [Image]             (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                     Chase Manhattan Auto Owner Trust 1996-C
                                 April 15, 1999
                         STATEMENT TO CERTIFICATEHOLDERS

                    Due Period                                                            28

                    Due Period Beginning Date                                       03/01/99

                    Due Period End Date                                             03/31/99

                    Determination Date                                              04/09/99

Section 5.8(iii)    Servicing Fee                                                 284,398.71

Section 5.8(iii)    Servicing Fee per $1000                                         0.285272

Section 5.8(iv)     Administration Fee                                             1,000.00

Section 5.8(iv)     Administration Fee per $1000                                    0.001003

Section 5.8(vi)     Pool Balance at the end of the Collection Period          321,285,550.79

Section 5.8(vii)    Repurchase Amounts for Repurchased Receivable

                                  By Seller                                             0.00

                                  By Servicer                                     245,397.58

                                  TOTAL                                           245,397.58

Section 5.8(viii)   Realized Net Losses for Collection Period                     223,785.96

Section 5.8(ix)     Reserve Account Balance after Disbursement                  9,638,566.52

Section 5.8(x)      Specified Reserve Account Balance                           9,638,566.52

Section 5.8(xi)     Total Distribution Amount                                  22,581,722.12

                                  Servicing Fee                                   284,398.71

                                  Administration Fee                                1,000.00

                                  Noteholders Distribution Amount              21,007,756.41

                                  Certficateholders Distribution Amount           711,386.21

                                  Deposit to Reserve Account                      577,180.78

 [Image]           (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                     Chase Manhattan Auto Owner Trust 1996-C
                                 April 15, 1999
                             MONTHLY SERVICER REPORT

 I.  Available Amount in the Collection Accont

        A. Credits

            1. Payments from Obligors Applied to Collection Period

               a. Principal Payments                                            19,443,882.84

               b. Other Interest Payments                                        2,794,328.92

               c. Total                                                         22,238,211.76

            2. Proceeds from Repurchased Receivables

               a. Principal Before Cutoff Date                                           0.00

               b. Interest Before Cutoff Date                                            0.00

               c. Principal Payments                                               234,703.01

               d. Recovery of Advance                                                8,880.20

               e. Other Interest Payments                                            1,814.37

               f. Total                                                            245,397.58

            3. Reversal from Defaulted Contracts                                         0.00

            4. Recovery of Defaulted Receivables                                    98,112.78

            5. Advance Recoveries Before Cutoff Date

               a. Principal                                                            -65.00

               b. Interest                                                               0.00

               c. Total                                                                -65.00

            6. Net Adjustments                                                           0.00

            7. Reserve Fund Transfer Amount                                              0.00

            8. Overpayment From Obligors                                                 0.00

            9. Total Credits                                                    22,581,657.12

        B. Debits

            1. Overpayments From Obligors                                                0.00

            2. Advance Recovery Amount Before Cutoff Data to Seller

               a. Principal                                                            -65.00

               b. Interest.                                                              0.00

               c. Total                                                                -65.00

            3. Reversal of Defaulted Contracts                                           0.00

            4. Total Debits                                                            -65.00

        C. Total Available Amount (Lines A-B)                                   22,581,722.12

 [Image]                   (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                     Chase Manhattan Auto Owner Trust 1996-C
                                 April 15, 1999
                             MONTHLY SERVICER REPORT

 II.  Liquidation Proceeds on Defaulted Receivables for the Collection Period

        A. Principal                                                               314,320.66

        B. Interest                                                                 14,374.07

        C. Total                                                                   328,694.73

 III. Disbursements from Collection Account

        A. Available Distribution Amount

           1. Available Distribution Amount                                     22,581,722.12

           2. Reserve Account Transfer Amount                                            0.00

           3. Total Distribution Amount                                         22,581,722.12

        B. Monthly Servicing Fee                                                   284,398.71

        C. Monthly Administration Fee                                                1,000.00

        D. Noteholders Interest Distributable Amount                             1,634,630.00

        E. Certificateholders Interest Distributable Amount                         91,606.11

        F. Noteholders Principal Distributable Amount                           19,373,126.41

        G. Certificateholders Principal Distributable Amount                       619,780.10

        H. Deposit to Reserve Account                                              577,180.78

 IV. Monthly Disbursements

        A. Pool Servicing Fee

           a. Monthly Servicing Fee                                                284,398.71

           b. Unpaid Monthly Servicing Fee                                               0.00

           c. Total                                                                284,398.71

        B. Administrative Fee

           a. Monthly Administration Fee                                             1,000.00

           b. Unpaid Monthly Administration Fee                                          0.00

           c. Total                                                                  1,000.00

        C. Noteholders' Interest Distributable Amount

           Class A-1 Monthly Interest                                                    0.00

           Class A-1 Carryover Shortfall                                                 0.00

           Class A-1 Total                                                               0.00

           Class A-2 Monthly Interest                                                    0.00

           Class A-2 Carryover Shortfall                                                 0.00

           Class A-2 Total                                                               0.00


[Image]                  (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                     Chase Manhattan Auto Owner Trust 1996-C
                                 April 15, 1999
                             MONTHLY SERVICER REPORT

            Class A-3 Monthly Interest                                             722,380.00

            Class A-3 Carryover Shortfall                                                0.00

            Class A-3 Total                                                        722,380.00

            Class A-4 Monthly Interest                                             912,250.00

            Class A-4 Carryover Shortfall                                                0.00

            Class A-4 Total                                                        912,250.00

               Total for Notes Monthly Interest                                  1,634,630.00

               Total for Notes Carryover Shortfall                                       0.00

               Total for Notes Total                                             1,634,630.00

        D. Certificateholders' Interest Distributable Amount

            Class B-1 Monthly Interest                                              91,606.11

            Class B-1 Carryover Shortfall                                                0.00

            Class B-1 Total                                                         91,606.11

               Total for Certificates Monthly Interest                              91,606.11

               Total for Certificates Carryover Shortfall                                0.00

               Total for Certificates Total                                         91,606.11

            Class A-1 Monthly Principal                                                  0.00

            Class A-1 Carryover Shortfall                                                0.00

            Class A-1 Total                                                              0.00

            Class A-2 Monthly Principal                                                  0.00

            Class A-2 Carryover Shortfall                                                0.00

            Class A-2 Total                                                              0.00

            Class A-3 Monthly Principal                                         19,373,126.41

            Class A-3 Carryover Shortfall                                                0.00

            Class A-3 Total                                                     19,373,126.41

            Class A-4 Monthly Principal                                                  0.00

            Class A-4 Carryover Shortfall                                                0.00

            Class A-4 Total                                                              0.00

               Total for Notes Monthly Principal                                19,373,126.41

               Total for Notes Carryover Shortfall                                       0.00

               Total for Notes Total                                            19,373,126.41

        F. Certificateholders' Principal Distributable Amout

            Class B-1 Monthly Principal                                            619,780.10

            Class B-1 Carryover Shortfall                                                0.00

            Class B-1 Total                                                        619,780.10

               Total for Certificates Monthly Principal                            619,780.10

               Total for Certificates Carryover Shortfall                                0.00

               Total for Certificates Total                                        619,780.10

               Total Disbursements                                              22,004,541.34

Payment Deficiency Amount

        A. Scheduled Monthly Disbursements                                      22,004,541.34

        B. Available Distribution Amount                                        22,581,722.12

 [Image]                 (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                     Chase Manhattan Auto Owner Trust 1996-C
                                 April 15, 1999
                             MONTHLY SERVICER REPORT

        C. Payment Deficiency Amount                                                     0.00

Reserve Account Transfer Amount

        A. Available Reserve Amount                                             10,238,353.72

        B. Payment Deficiency Amount                                                     0.00

        C. Withdrawal for Write-Off                                                      0.00

        D. Reserve Account Withdrawal (MIN: Lines A and (B+C))                           0.00

VII. Pool Balance Reduction Allocation for Collection Period

        A. Beginning Pool Balance                                              341,278,457.30

        B. Pool Balance Reduction

            1. Available Principal

               a. Principal Payments                                            19,443,882.84

               b. From Repurchased Receivables                                     234,703.01

               c. Total                                                         19,678,585.85

            2. From Defaulted Receivables                                          314,320.66

            3. Total Pool Balance Reduction                                     19,992,906.51

        C. Ending Pool Balance                                                 321,285,550.79

        D. Allocations

            1. Percentage Allocation

               a. Notes                                                             96.900000%

               b. Certificates                                                       3.100000%

            2. Monthly Principal Allocation

               a. Notes                                                         19,373,126.41

               b. Certificates                                                     619,780.10

 VIII. Delinquency and Defaults

                                     Group 1

                                       Delinquency     Principal
             Period          Number    Amount          Balance
             ------          ------    -----------     ------------
             30-59 days      630       443,643.96      6,436,741.14
             60-89 days      120       127,121.03      1,226,114.48
             90-119 days      56        89,533.80        644,000.69
             120+149 days     44        75,881.14        456,961.36
             150+179 days     27        57,302.79        253,663.14
             180+209 days     18        52,568.77        237,926.09
             210+239 days      9        34,976.94        135,926.91
             240+Days
             Delinquent        0             0.00              0.00
             Total           904       881,028.43      9,391,333.81

        B. Principal amount of loans in defaulted receivables                      314,320.66


 [Image]       (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                     Chase Manhattan Auto Owner Trust 1996-C
                                 April 15, 1999
                             MONTHLY SERVICER REPORT


        C. Delinquency Percentage

           1. Outstanding principal balance for deliquency >= 60 days            2,954,592.67

           2. Pool Principal Ending Balance                                    321,285,550.79

           3. Delinquency Percentage                                                 0.919616%

IX. Pool Delinquency Percentages

        A. Delinquency Percentage for 2nd previous period                            1.201092%

        B. Delinquency Percentage for previous period                                1.113774%

        C. Delinquency Percentage for current period                                 0.919616%

        D. Average Deliquency Percentage                                             1.078161%

 X. Portfolio Loss Ratios

        A. Net Loss Ratio for 2nd previous period                                    0.834466%

        B. Net Loss Ratio for previous period                                        0.929314%

           1. Principal Balance of Defaulted Receivables                           314,320.66

           2. Principal Recoveries on Defaulted Receivables                         90,534.70

           3. Average Pool Balance for Collection Period                       331,282,004.05

           4. Net Loss Ratio for Current Period(12*(1-2)/3)                          0.810618%

        D. Average Net Loss Ratio ((A+B+C)/3)                                        0.858133%

 XI. Specified Reserve Account Balance

        A. Calculation for Reserve Account Floor Amount

           1. Guaranteed Floor Amount                                            7,477,041.34

           2. Possible Floor Amount

              a. Principal Balance at the Beginning of Next Collection Period  321,285,550.79

              b. Cumulative Monthly Interest through Final Distribution Data

           Class A-1 Balance                                                             0.00
           Class A-1 Interest Rate                                                       5.49
           Class A-1 Service Rate                                                        0.01
           Class A-1 Term                                                                0.00
           Class A-1 Interest                                                            0.00
           Class A-1 Service Fee                                                         0.00
           Class A-1 Total                                                               0.00

           Class A-2 Balance                                                             0.00
           Class A-2 Interest Rate                                                       5.75
           Class A-2 Service Rate                                                        0.01
           Class A-2 Term                                                                1.00
           Class A-2 Interest                                                            0.00
           Class A-2 Service Fee                                                         0.00
           Class A-2 Total                                                               0.00

[Image]              (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                     Chase Manhattan Auto Owner Trust 1996-C
                                 April 15, 1999
                             MONTHLY SERVICER REPORT


           Class A-3 Balance                                                   126,316,957.29
           Class A-3 Interest Rate                                                       5.95
           Class A-3 Service Rate                                                        0.01
           Class A-3 Term                                                               19.00
           Class A-3 Interest                                                   11,900,110.02
           Class A-3 Service Fee                                                 2,000,018.49
           Class A-3 Total                                                      13,900,128.51

           Class A-4 Balance                                                   178,000,000.00
           Class A-4 Interest Rate                                                       6.15
           Class A-4 Service Rate                                                        0.01
           Class A-4 Term                                                               35.00
           Class A-4 Interest                                                   31,928,750.00
           Class A-4 Service Fee                                                 5,191,666.67
           Class A-4 Total                                                      37,120,416.67

           Class B-1 Balance                                                    16,968,593.50
           Class B-1 Interest Rate                                                       6.25
           Class B-1 Service Rate                                                        0.01
           Class B-1 Term                                                               50.00

           Class B-1 Interest                                                    4,418,904.56
           Class B-1 Service Fee                                                   707,024.73
           Class B-1 Total                                                       5,125,929.29

              c. Possible Floor Amount equals Pool Balance + Interest + Service Fee

              (Lines a+b)                                                      377,432,025.25

           3. Reserve Account Floor (Minimum Lines 1 and 2)                      7,477,041.34

        B. Possible Reserve Account Amount

           1. Reserve Account Trigger Percentages

              a. Average Delinquency Percentage                                      1.078161%

              b. Average Delinquency Percentage Trigger                              1.250000%

              c. Average Loss Ratio                                                  0.858133%

              d. Average Loss Ratio Trigger                                          1.250000%

              e. Maximum Reserve Account Percentage Specified                        6.000000%

              f. Minimum Reserve Account Percentage specified                        3.000000%

              g. Reserve Account Percentage Applied                                  3.000000

           2. Pool Principal Balance                                           321,285,550.79

           3. Possible Reserve Account Amount                                    9,638,566.52

        C. Specified Reserve Account Balance (Max: Lines A and B)                9,638,566.52

 [Image]             (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                     Chase Manhattan Auto Owner Trust 1996-C
                                 April 15, 1999
                             MONTHLY SERVICER REPORT

 XII. Reserve Account

        A. Reserve Account Balance After Disbursement from Previous Period

           1. Reserve Account Balance After Disbursement from Previous Period   10,238,353.72

           2. Reserve Account Transfer Amount                                            0.00

           3. Investment Earnings                                                   42,979.28

           4. Deposit to Reserve Account After Disbursement                        577,180.78

           5. Amount After Deposit                                              10,858,513.78

        B. Specified Reserve Account Balance                                     9,638,566.52

        C. Available Reserve Account Amount (Min: Lines A and B)                 9,638,566.52

           1. Excess in Reserve Acct: Max(LinesA.5 - B and 0)                    1,219,947.26

        D. Excess Amount to Seller 99% Lines A-B)                                1,207,729.76

        E. Excess Amount to General Partner (1% Lines A-B)                          12,217.50

        F. Ending Reserve Account Balance                                        9,638,566.52

 XIII. Weighted Average Coupon as of Current Period                                  9.435021

 XIV. Weighted Average Maturity as of Current Period                                29.255069

 [Image]                (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION